SCHEDULE A

                            (as of January 23, 2018)

                                     FUNDS


                                                   ANNUAL RATE
                                                   OF AVERAGE
                                                    DAILY NET
Series                                               ASSETS       EFFECTIVE DATE
--------------------------------------------------------------------------------
First Trust Indxx Innovative Transaction &            0.65%     January 23, 2018
   Process ETF